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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Euronet Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EURONET WORLDWIDE, INC.
4601 COLLEGE BOULEVARD
SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2006
       Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” “we” or “us”), will hold the Annual Meeting of our Stockholders on Thursday, May 18, 2006 at 2:00 p.m. (Central time), at the Hilton Garden Inn Overland Park, 5800 College Boulevard, Overland Park, Kansas 66211, to consider and vote upon the following matters:

1.	Election of three Directors, each to serve a three-year term expiring upon the 2009 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

2.	Amendment of Euronet’s Certificate of Incorporation to increase the authorized Common Stock of Euronet, par value $0.02 per share, from 60 million shares to 90 million shares.

3.	Approval of the Euronet 2006 Stock Incentive Plan.

4.	Approval of the Euronet Executive Annual Incentive Plan.

5.	Ratification of the appointment of KPMG as Euronet’s auditors for the year ending December 31, 2006.

6.	Consideration of such other business as may properly come before the meeting or any adjournment of the meeting.
      Our Board of Directors (the “Board”) has fixed the close of business on March 30, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary
April 10, 2006

EURONET WORLDWIDE, INC.
4601 COLLEGE BOULEVARD
SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006
DATE, TIME AND PLACE OF MEETING
      Euronet Worldwide, Inc. (“Euronet,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the annual meeting of stockholders to be held on Thursday, May 18, 2006, at 2:00 p.m. (Central time), at the Hilton Garden Inn Overland Park, 5800 College Boulevard, Overland Park, Kansas 66211, and at any adjournment of the meeting (the “Annual Meeting”).
Record Date; Quorum; Outstanding Shares
      Stockholders at the close of business on March 30, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The stockholders will be entitled to one vote for each share of common stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the outstanding shares of Common Stock must be represented by proxy or in person at the Annual Meeting. On February 28, 2006 there were 36,816,431 shares of Common Stock outstanding. No shares of preferred stock are outstanding.
Date of Mailing
      We are first sending this proxy statement, the accompanying proxy and our annual report to stockholders for the year ended December 31, 2005 (the “Annual Report”) to stockholders on or about April 10, 2006.
REVOCABILITY OF PROXIES
      Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet’s secretary an instrument of revocation or a duly executed proxy bearing a later date.
VOTING AND SOLICITATION
      Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum and also as shares entitled to vote at the Annual Meeting (the “Votes Cast”). We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum. Abstentions will count in determining the total number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will have the same effect as a vote against such a proposal. Broker non-votes will not count in determining the number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will not affect the outcome of the voting on such a proposal.

PERSONS MAKING THE SOLICITATION
      Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our Directors, officers, and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.
      WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT, NOT INCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO JEFFREY B. NEWMAN AT OUR ADDRESS SET FORTH HEREIN. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

BENEFICIAL OWNERSHIP OF COMMON STOCK
      As of the close of business on February 28, 2006, we had 36,816,431 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 28, 2006, by (i) each Euronet Director, nominee for Director and Named Executive Officer, (ii) all Euronet Directors, nominees for Director and Executive Officers as a group, and (iii) each stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership

	Number of	Percent of
Stockholder	Shares(1)	Outstanding(1)

Directors and Named Executive Officers
Michael J. Brown(2)	2,654,745	7.2%
Rick L. Weller(3)	137,702	*
Miro I. Bergman(4)	67,308	*
Daniel R. Henry(5)	48,595	*
Jeffrey B. Newman(6)	45,540	*
M. Jeannine Strandjord(7)	39,501	*
Thomas A. McDonnell(8)	33,001	*
Dr. Andrzej Olechowski(9)	22,001	*
Andrew B. Schmitt(10)	10,001	*
Eriberto R. Scocimara	0	*
Paul S. Althasen	0	*
All Directors, Nominees for Director and Executive Officers as a Group (12 persons)	3,108,444	8.4%
Five Percent Holders
Waddell & Reed Investment Management Company(11)	2,475,800	6.7%
6300 Lamar Avenue
Overland Park, Kansas 66202

DST Systems, Inc.(12)	1,884,597	5.1%
333 West 11th Street
Kansas City, Missouri 64105-1594

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)	Calculation of percentage of beneficial ownership assumes the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder that are exercisable within 60 days of February 28, 2006.

(2)	Includes (i) 161,750 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 28, 2006, (ii) 34,000 shares of Common Stock held by Mr. Brown’s wife, and (iii) 166,000 shares of Common Stock held by Mr. Brown’s wife as guardian for their children.

(3)	Includes 119,450 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006.

(4)	Includes 39,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006.

(5)	Includes 16,750 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 28, 2006.

(6)	Includes 45,540 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006.

(7)	Includes (i) 30,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006, (ii) 6,500 shares held jointly with Ms. Strandjord’s husband, (iii) 2,000 shares held in Ms. Strandjord’s individual retirement account and (iv) 1,000 shares Ms. Strandjord holds as custodian for her daughter.

(8)	Includes 33,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006. Thomas A. McDonnell is also the President of DST Systems, Inc., which beneficially owns 1,884,597 shares of Common Stock, but Mr. McDonnell disclaims beneficial ownership of these shares.

(9)	Includes 12,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006.

(10)	Includes 10,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2006.

(11)	As reported in a Schedule 13G/ A filed as of February 1, 2006. These shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, an investment advisory subsidiary of Waddell & Reed Financial, Inc. or Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc.

(12)	As reported in a Schedule 13D dated as of March 6, 2002.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our Directors and Executive Officers are as follows:

Name	Age	Position	Term Expires

Directors
Michael J. Brown	49	Chairman, Chief Executive Officer and Class I Director	2007
Andrew B. Schmitt(1)(2)(3)	57	Class I Director	2007
M. Jeannine Strandjord(1)(2)(3)	60	Class I Director	2007
Dr. Andrzej Olechowski(2)(3)	59	Class II Director	2008
Eriberto R. Scocimara(1)(2)(3)	70	Class II Director	2008
Paul S. Althasen*	41	Executive Vice President and Class III Director	2009
Daniel R. Henry*	40	President, Chief Operating Officer and Class III Director	2009
Thomas A. McDonnell(1)(2)(3)*	60	Class III Director	2009
Executive Officers
Miro I. Bergman	43	Executive Vice President, Chief Operating Officer — Prepaid Processing Division
John A. Gardiner(4)	42	Executive Vice President
James P. Jerome(5)	48	Executive Vice President, Software Solutions Managing Director
Jeffrey B. Newman	51	Executive Vice President, General Counsel
John Romney	39	Executive Vice President, Managing Director, EMEA — EFT Division
Rick L. Weller	48	Executive Vice President, Chief Financial Officer

*	Nominated for election at this Annual Meeting.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

(4)	Until February 19, 2006, Mr. Gardiner had “observer rights” to attend Board meetings under the terms of the e-pay Ltd. Share Purchase Agreement dated February 19, 2003. Mr. Gardiner resigned from his position as Executive Vice President effective December 30, 2005.

(5)	Mr. Jerome resigned from his position as Executive Vice President effective August 28, 2005.
Classified Board
      We currently have eight Directors divided among three classes as follows:

Class I — Michael J. Brown, Andrew B. Schmitt and M. Jeannine Strandjord;

Class II — Dr. Andrzej Olechowski and Eriberto R. Scocimara; and

Class III — Paul S. Althasen, Daniel R. Henry, and Thomas A. McDonnell.

      Messrs. Althasen, Brown and Henry are management Directors. The Board has determined that the remaining five Directors are independent Directors as defined in the listing standards for the Nasdaq National Market.
      Three Class III Directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2009. The Board has nominated Paul S. Althasen, Daniel R. Henry and Thomas A. McDonnell for election as Class III Directors. Unless otherwise instructed, each signed and returned proxy will be voted for Paul S. Althasen, Daniel R. Henry and Thomas A. McDonnell. Messrs. Althasen, Henry and McDonnell have consented to serve as Directors of Euronet. If Messrs. Althasen, Henry or McDonnell are unable or subsequently declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any alternative nominees who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Messrs. Althasen, Henry or McDonnell will be unable or will decline to serve as a director.
      The Directors are elected by a plurality of the shares voted by the stockholders. The three candidates for election as Directors who receive the highest number of affirmative votes by the holders of shares present and entitled to be voted at the Annual Meeting will be elected.
      The following information relates to the nominees indicated above and to our other Directors whose terms of office will extend beyond 2006. All Directors have served on our Board for at least five years, except as otherwise indicated.
Nominees for Election at the Annual Meeting
      PAUL S. ALTHASEN has served on our Board since May 2003. Mr. Althasen currently serves as Executive Vice President. He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay Limited, a U.K. company. Mr. Althasen is a co-founder and former CEO and Co-Managing Director of e-pay, and he was responsible for the strategic direction of e-pay since its formation in 1999. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the U.K. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. Mr. Althasen has a B.A. (Honors) degree in business studies.
      DANIEL R. HENRY founded the predecessor of Euronet with Michael J. Brown, our Chairman of the Board and Chief Executive Officer, in 1994 and is serving as our President and Chief Operating Officer. Mr. Henry oversees Euronet’s daily operations, including our overseas subsidiaries, and is responsible for our expansion into new markets. Prior to joining us, Mr. Henry was a commercial real estate broker for five years in the Kansas City metropolitan area where he specialized in the development and leasing of premier office properties. Mr. Henry received a B.S. in Business Administration from the University of Missouri — Columbia in 1988. Mr. Henry has been a Director of Euronet since our incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Mr. Henry is married to the sister of the wife of Michael Brown.
      THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since October 1984, he has served as Chief Executive Officer and since January 1973 (except for a 30 month period from October 1984 to April 1987) he has served as President of DST Systems, Inc., a stockholder of Euronet. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. He is currently a director of DST Systems, Inc., Commerce Bancshares, Inc., Garmin Ltd., Blue Valley Ban Corp and Kansas City Southern. He is a member of the audit committees of Kansas City Southern, Commerce Bancshares, Inc. and Garmin Ltd. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance.

Other Directors
      MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1996. He also founded our predecessor in 1994 with Daniel R. Henry, our President and Chief Operating Officer. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown received a B.S. in electrical engineering from the University of Missouri — Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri — Kansas City in 1997. Mr. Brown is married to the sister of the wife of Daniel Henry.
      DR. ANDRZEJ OLECHOWSKI has served as a Director of Euronet since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. Since 1995, Dr. Olechowski has served as a consultant for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy. Currently, Dr. Olechowski sits on the Supervisory Boards of Bank Handlowy w Warszawie SA (Poland), Vivendi Universal (France), and PKN Orlen (Poland) as well as the International Advisory Board of Textron (USA), European Advisory Board of Citigroup (UK) and the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.
      ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund (“HAEF”), a private company that is funded by the U.S. government and invests in Hungary. Since 1984, Mr. Scocimara has also been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, Carlisle Companies, Roper Industries, Quaker Fabrics and several privately owned companies. He is the chairman of the audit committees of Roper Industries and Quaker Fabrics. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M.B.A. from Harvard University.
      ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt has served as President and Chief Executive Officer of Layne Christensen Company since October 1993. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt serves on the board of directors of Layne Christensen Company, as well as the boards of its subsidiaries and affiliates. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.
      M. JEANNINE STRANDJORD has served on our Board since March 26, 2001. From September 2003 until November 2005, Ms. Strandjord served as Senior Vice President and Chief Integration Officer of Sprint Corporation (“Sprint”) with responsibility for implementation of Sprint’s transformation, including overall program management of comprehensive process redesign and organizational development. From November 1998 to September 2003, Ms. Strandjord was Senior Vice President of Financial Services of Sprint. From 1990 to November 1998, Ms. Strandjord was Senior Vice President and Treasurer for Sprint. From 1986 to 1990, she served as Vice President and Controller of Sprint. Ms. Strandjord joined

Sprint in January 1985, serving as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary. Prior to joining Sprint, Ms. Strandjord was Vice President of Finance for Macy’s Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. Ms. Strandjord holds a bachelor’s degree in accounting and business administration from the University of Kansas and is a certified public accountant. She is a member of the board of six registered investment companies which are a part of American Century Funds, a member of the board of DST Systems, Inc., and a member of the audit committee of DST Systems, Inc.
Executive Officers
      RICK L. WELLER, Executive Vice President, Chief Financial Officer. Mr. Weller has been Executive Vice President and Chief Financial Officer of Euronet since November 2002, when he joined the company. From January 2002 to October 2002 he was the sole proprietor of Pivotal Associates, a business development firm. From November 1999 to December 2001, Mr. Weller held the position of Chief Operating Officer of ionex telecommunications, inc., a local exchange company. He is a certified public accountant and received his bachelor’s degree from Central Missouri State University.
      JEFFREY B. NEWMAN, Executive Vice President, General Counsel. Mr. Newman has been Executive Vice President and General Counsel of Euronet since January 2000. He joined Euronet in December 1996 as Vice President and General Counsel. Prior to this, he practiced law with the Washington D.C. based law firm of Arent Fox Kintner Plotkin & Kahn and the Paris based law firm of Salans Hertzfeld & Heilbronn. He is a member of District of Columbia and Paris bars. He received a B.A. in Political Science and French from Ohio University in 1976 and law degrees from Ohio State University and the University of Paris.
      MIRO I. BERGMAN, Executive Vice President, Chief Operating Officer — Prepaid Processing Division. Mr. Bergman joined the company in 1997 and has been Executive Vice President and Chief Operating Officer — Prepaid Processing Division since April 2005. He has been an Executive Vice President since January 2001. He served as Country Manager for the Czech Republic from 1997 to 1999 and then became area manager responsible for our operations in Central Europe. From 2000 until 2005, he served as Managing Director of the EFT Division for the Europe, Middle East, and Africa (EMEA) region. Mr. Bergman received a bachelor’s degree in business administration from the University of New York at Albany and an M.B.A. from Cornell University.
      JOHN ROMNEY, Executive Vice President, Managing Director, EMEA EFT Division. Mr. Romney has been Executive Vice President and Managing Director of the EMEA EFT Division since April 2005. Before this, he served in various positions in the EFT Division, including, Senior Vice President and Regional Director for CEMEA (from 2002 to 2004), Regional Manager: Southern Europe and Middle East (from 2000 to 2002) and Managing Director of our Croatian subsidiary (from 1997 to 1999). Mr. Romney joined Euronet in February of 1997. Mr. Romney received a B.S. degree in Finance from the University of Notre Dame.
      JOHN A. GARDINER, formerly Executive Vice President and Joint Managing Director of e-pay. Mr. Gardiner joined Euronet in February 2003 at the time of Euronet’s acquisition of the U.K. based company e-pay Limited, as Executive Vice President and Joint Managing Director of e-pay Limited, and served in those positions until his resignation in December 2005. Mr. Gardiner co-founded e-pay Limited in 1999 and was formerly Managing Director of e-pay where he was responsible for the creation and evolution of the company and its Asia Pacific operations in Australia and Malaysia.
Board Recommendation
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. ALTHASEN, HENRY AND MCDONNELL AS CLASS III DIRECTORS OF EURONET.

PROPOSAL 2
INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
      Our stockholders are being asked to approve a proposal to amend our Certificate of Incorporation to increase the aggregate number of shares of Common Stock that we have the authority to issue from Sixty Million (60,000,000) shares of Common Stock to Ninety Million (90,000,000) shares of Common Stock.
      The proposed amendment to our Certificate of Incorporation was approved by our Board of Directors on March 8, 2006. Our Board of Directors believes that it is in the best interests of Euronet and our stockholders to approve the proposal to amend our Certificate of Incorporation.
      Our Certificate of Incorporation currently authorizes us to issue 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, for a total authorized capital stock of 70,000,000 shares. We are not seeking to amend our Certificate of Incorporation with respect to preferred stock at this time.
      Of the presently authorized 60,000,000 shares of Common Stock, as of February 28, 2006, 36,816,431 shares were issued and outstanding and a total of 16,750,356 shares were reserved for issuance as follows: 5,467,337 shares were reserved for issuance upon the exercise of outstanding stock options and in connection with future grants of awards under our existing incentive plans, 347,731 were reserved for issuance under our Employee Stock Purchase Plan, 10,235,288 shares were reserved for issuance upon conversion of outstanding convertible debentures, and 700,000 shares were reserved for issuance pursuant to earn-out and similar provisions in connection with prior acquisitions. If the proposed amendment to our Certificate of Incorporation is approved by the stockholders, we would have available for future issuance, excluding reserved shares, approximately 36,433,213 shares of Common Stock. If the proposed amendment to our Certificate of Incorporation is not approved, we would have available for future issuance, excluding reserved shares, approximately 6,443,213 shares of Common Stock. In addition to the shares of Common Stock outstanding and reserved for issuance as described above, the stockholders are being asked to approve Proposal 3 approving the 2006 Stock Incentive Plan, pursuant to which 4,000,000 shares of Common Stock would be reserved for issuance pursuant to awards granted under that plan. As of February 28, 2006, there were no shares of preferred stock outstanding.
      If approved by our stockholders at the Annual Meeting, the proposed amendment to our Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. We intend to make this filing promptly after approval by our stockholders. If our stockholders approve the proposed amendment, Article Fourth (a) of our Certificate of Incorporation will be amended to read as follows:
      FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of:

1. Ten Million (10,000,000) shares of preferred stock, par value two cents ($0.02) per share (“Preferred Stock”);

2. Ninety Million (90,000,000) shares of Common Stock, par value two cents ($0.02) per share (“Common Stock”).
Reasons and Effect of the Amendment
      We are seeking stockholder approval to amend our Certificate of Incorporation to increase our authorized Common Stock for several reasons. Although we have no plans or commitments to issue the proposed additional authorized shares of Common Stock, our Board of Directors believes it is necessary to increase the number of shares of our authorized Common Stock in order to provide us with the flexibility to issue Common Stock for business purposes that may arise as deemed advisable by our Board. These purposes could include, among other things, (i) to declare future stock dividends or stock splits, which may increase the liquidity of our shares; (ii) the sale of stock to obtain additional capital or to acquire other companies or businesses, which could enhance our growth strategy or allow us to reduce debt if needed; (iii) for use in additional stock incentive programs, including the proposed 2006 Stock Incentive Program and (iv) for other bona fide purposes.
      If the proposal to amend our Certificate of Incorporation is not approved by the stockholders, we may find it necessary to seek stockholder approval in the event we wish to consummate a transaction in which the number of shares of Common Stock that would be issued in the transaction would cause our outstanding shares of Common Stock and shares of Common Stock reserved for issuance to exceed 60,000,000 shares. This could potentially increase the costs of a future transaction and the additional time necessary to prepare for and hold a meeting of stockholders could serve as a disincentive for third parties otherwise interested in making an investment in, or entering into such transaction with, us.
      If the stockholders approve the proposal to amend our Certificate of Incorporation, the additional authorized shares will be part of the existing class of Common Stock and will increase the number of shares of Common Stock available for issuance, but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares. Any newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. Under our Certificate of Incorporation, holders of our Common Stock do not have preemptive rights.
      If the stockholders approve the proposal to amend our Certificate of Incorporation, our Board of Directors would be able to issue the additional authorized shares of Common Stock without notice to or further action by our stockholders, unless stockholder approval is required by law or the rules of the Nasdaq Stock Market. The issuance of additional shares of Common Stock may significantly dilute the equity ownership of the current holders of our Common Stock.
Potential Anti-Takeover Effect and Other Provisions
      The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of Euronet because the issuance of additional Common Stock would dilute the voting power of the Common Stock and preferred stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of Euronet or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.
      Various provisions of our Certificate of Incorporation and Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of Euronet by a third party that is opposed by our Board of Directors, including the following: (a) authorization of “blank check” preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) classification of our Board of Directors into three classes serving staggered three-year terms; (c) non-cumulative voting for Directors; (d) control by our Board of Directors of the size of our Board of Directors; (e) limitations on the ability of stockholders holding less than 50% of our voting stock to call special meetings of stockholders; and (f) advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.
      In addition, we have adopted a stockholder rights plan, which permits holders of rights to acquire our Common Stock for effectively one-half of the market price if a person or entity acquires 15% or more of our Common Stock, subject to certain conditions. Also, holders of our outstanding convertible debentures may require us to purchase the debentures upon a “change of control” (as defined in the indentures for the debentures) and may receive additional shares upon conversion of the debentures in connection with a “change of control”. As of February 28, 2006, we had $315 million principal amount of convertible debentures outstanding.
      We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of Euronet with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.
Required Votes and Board Recommendations
      The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of the proposed amendment to our Certificate of Incorporation.
      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 REGARDING APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.
PROPOSAL 3
APPROVAL OF THE 2006 STOCK INCENTIVE PLAN
      We believe that equity compensation aligns the interests of management and employees with the interests of other stockholders. We currently provide for equity incentive compensation through our 2002 Stock Incentive Plan. As of February 28, 2006, no shares remained available for issuance under the 2002 Stock Incentive Plan. No stock options were granted in 2005 to our employees. 526,676 shares of restricted stock were granted to our employees, independent contractors or Directors in 2005. A new equity incentive plan (the “2006 Stock Incentive Plan”) is being proposed for stockholder approval so that we can continue to grant equity compensation to employees. A copy of the 2006 Stock Incentive Plan is attached as Appendix 1 to this Proxy statement.
      The following general description of material features of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the provisions of the 2006 Stock Incentive Plan set forth in Appendix 1.
General
      The 2006 Stock Incentive Plan provides for grants of non-qualified stock options and incentive stock options. The 2006 Stock Incentive Plan also provides for grants of restricted shares, restricted stock units, stock appreciation rights, performance units and performance shares. The objectives of the 2006 Stock Incentive Plan are to strengthen key employees’ commitment to our success, to stimulate key employees’ efforts on our behalf and to help us attract new employees with the education, skills and experience we need and retain existing key employees.

Eligibility and Limits on Awards
      Any director, key employee or independent contractor of Euronet or any majority owned subsidiary will be eligible to receive awards under the 2006 Stock Incentive Plan if it is approved by stockholders. As of February 28, 2006, there were seven executive officers and approximately 1,012 employees other than executive officers who are eligible to receive awards. No determination has been made as to which of our employees will receive grants under the 2006 Stock Compensation Plan, and, therefore the benefits to be allocated to any individual or to any group of employees are not presently determinable.
      The 2006 Stock Incentive Plan places limits on the maximum amount of awards that may be granted to any employee in any one year period. Under the 2006 Stock Incentive Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, or performance shares that cover in the aggregate more than four hundred thousand (400,000) shares in any one-year period.
Administration
      The 2006 Stock Incentive Plan will be administered by our Board of Directors or one or more committees of our Board (collectively, the “Committee”). The Committee will select the eligible participants to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Committee may delegate its authority under the 2006 Stock Incentive Plan to officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.
Shares Reserved for Awards
      The 2006 Stock Incentive Plan provides for up to 4 million shares of Common Stock to be used for awards. This represents approximately 10.86% of the Common Stock outstanding as of February 28, 2006. The shares issued under the 2006 Stock Incentive Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, and to the extent any award under the 2006 Stock Incentive Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of shares of Common Stock, the shares subject to such award that were not so paid will again be available for distribution under the 2006 Stock Incentive Plan. In addition, except with respect to certain share limitations applicable to incentive stock options, any shares of Common Stock that are used for full or partial payment of the purchase price of shares of Common Stock with respect to a stock option exercise and any shares of Common Stock withheld by us for the purpose of satisfying any tax withholding obligation shall automatically become available under the 2006 Stock Incentive Plan and not counted against the authorized limit. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering shares of Common Stock to us in full or partial payment of the exercise price.
      The number of shares of Common Stock authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as our Board of Directors or the Committee determines to require an equitable adjustment. The 2006 Stock Incentive Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of our Board of Directors to amend or terminate the 2006 Stock Incentive Plan at any time. Unless the 2006 Stock Incentive Plan is re-approved by the stockholders, no awards will be issued pursuant to the Plan after the tenth (10th) anniversary of the 2006 Stock Incentive Plan’s effective date.
General Terms of Awards
      The Committee will select the service providers (employees, non-employee directors and independent contractors) who will receive awards and set the term of each award. The Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters.
      The Committee will also set the vesting conditions of the award, except that vesting will be accelerated if there is a change of control of Euronet and a participant’s employment is terminated other than for cause or “Good Reason” as defined in the 2006 Stock Incentive Plan.
      Awards granted under the 2006 Stock Incentive Plan are not generally transferable by the holder except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee.
      The number and type of awards that will be granted under the 2006 Stock Incentive Plan is not determinable as the Committee will make these determinations in its sole discretion.
Performance Awards
      Performance Unit and Performance Share awards may be granted under the 2006 Stock Incentive Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period and may be based on internal or external requirements. Awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences) will be based on satisfaction of certain performance objectives set forth and described in the 2006 Stock Incentive Plan. Awards may be paid in the form of cash, shares of Common Stock or any combination thereof, as determined by the Committee.
Restricted Stock
      Restricted shares of Common Stock may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests.
Stock Options
      The 2006 Stock Incentive Plan will permit the granting to eligible employees incentive stock options (“ISOs”), which qualify for special tax treatment, and nonqualified stock options. No stock option may be exercised more than ten years after the date of grant.
Stock Appreciation Rights
      Stock Appreciation Rights (“SARs”) may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem SARs). SARs entitle the holder upon exercise to receive an amount equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The payment upon a SAR exercise may be either in cash, in whole shares of equivalent value or both.
Change of Control Provisions
      The 2006 Stock Incentive Plan provides that, if a Change of Control (as defined in the 2006 Stock Incentive Plan) occurs, subject to certain limitations on payment as set forth in the 2006 Stock Incentive Plan for “specified employees”, then all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, and other stock-based awards will lapse if the participant’s employment or other relationship with Euronet is terminated and such termination was by Euronet without cause or by the participant with “Good Reason,” and, under such circumstances, outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “Shares Reserved for Awards.”
      Federal Income Tax Consequences. Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the 2006 Stock Incentive Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:
      Non-Qualified Stock Options
      An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares of Common Stock on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an employee will be deductible by us in the year that the employee recognizes the income if we comply with the applicable withholding requirements.
      Shares of Common Stock acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares of Common Stock generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of shares of Common Stock, the employee will recognize long-term capital gain or loss if the employee has held the shares of Common Stock for more than one year prior to disposition, or short-term capital gain or loss if the employee has held the shares of Common Stock for one year or less.
      If an employee pays the exercise price, in whole or in part, with previously acquired shares of Common Stock, the employee will recognize ordinary income in the amount by which the fair market value of the shares of Common Stock received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired shares of Common Stock to us. Shares of Common Stock received by an employee, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. Shares of Common Stock received by an employee in excess of the number of such previously acquired shares of Common Stock will have a basis equal to the fair market value of the additional shares of Common Stock as of the date ordinary income is recognized. The holding period for the additional shares of Common Stock will commence as of the date of exercise or such other relevant date.
      Incentive Stock Options
      ISOs are defined by Section 422 of the Internal Revenue Code.
      An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares of Common Stock received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.
      Upon disposition of shares of Common Stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the shares of Common Stock within two years of the date of grant or within one year of the date of the transfer of the shares of

Common Stock to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares of Common Stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares of Common Stock have been held. We are not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares of Common Stock, generally only the difference between the fair market value of the shares of Common Stock on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.
      If an employee pays the exercise price, in whole or in part, with previously acquired shares of Common Stock, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares of Common Stock to us as payment of the exercise price. The shares of Common Stock received by the employee, equal in number to the previously acquired shares of Common Stock exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares of Common Stock received by the employee in excess of the number of previously acquired shares of Common Stock will have a basis of zero and a holding period which commences as of the date the shares of Common Stock are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using shares of Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares of Common Stock will be considered a disposition of the shares of Common Stock for the purpose of determining whether a Disqualifying Disposition has occurred.
      Restricted Stock
      The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares of Common Stock are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the shares. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, we will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.
      Stock Appreciation Rights
      To the extent that the requirements of the Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares of Common Stock are normally includable in the employee’s gross income for regular income tax purposes. We will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares of Common Stock payable on the date of exercise.
      Restricted Stock Units
      Restricted Stock Units (“RSUs”) may be granted under the Plan. Upon vesting of an RSU, the holder is entitled to receive the full value of the award payable in either shares or cash. RSU awards may be granted in connection with or separate from the grant of Restricted Stock.

      Other Stock-Based Performance Awards
      Any cash payments or the fair market value of any shares of Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.
      Deductibility of Awards
      Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by us or a majority owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” We believe that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2006 Stock Incentive Plan to the executives subject to Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit.
      Other Tax Consequences. State tax consequences may in some cases differ from those described above. Awards under the 2006 Stock Incentive Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.
Other Information
      If approved by stockholders, the 2006 Stock Incentive Plan will be effective May 18, 2006, and will remain in effect, subject to the right of our Board of Directors to amend or terminate the 2006 Stock Incentive Plan (subject to certain limitations set forth in the 2006 Stock Incentive Plan), at any time until all shares subject to it shall have been purchased or acquired according to the 2006 Stock Incentive Plan’s provisions. Any awards granted before the 2006 Stock Incentive Plan is terminated may extend beyond the expiration date. No awards will be issued under the 2006 Stock Incentive Plan after May 18, 2016 unless the 2006 Stock Incentive Plan is re-approved by stockholders.
      Our Board of Directors may amend the 2006 Stock Incentive Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the number of shares of Common Stock that may be distributed under the 2006 Stock Incentive Plan. No amendment may be made without the written consent of the grantee of an award if such amendment adversely affects in any material way any award previously granted under the 2006 Stock Incentive Plan.
Required Votes and Board Recommendations
      The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of the 2006 Stock Incentive Plan.
      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.
PROPOSAL 4
APPROVAL OF THE EURONET EXECUTIVE ANNUAL INCENTIVE PLAN
      Our Board of Directors recommends approval of the Euronet Executive Annual Incentive Plan (the “Performance Plan”). The Performance Plan is designed to qualify bonuses paid under the Performance Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). This enables us to exclude compensation payable under the Performance Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to a public company’s chief executive officer and next four highest compensated executive officers employed with the public company on the last day of the company’s tax year to the extent compensation for a taxable year to any such individual exceeds $1 million. The purposes of the Performance Plan are to promote our success; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m).
      Our Board of Directors has determined that it is appropriate and in the best interests of the stockholders to maximize the tax deductibility of amounts payable under the Performance Plan. Our Board of Directors has determined, by resolution adopted on March 8, 2006, to submit the Performance Plan to stockholders for their approval at this year’s Annual Meeting. If the stockholders approve the Performance Plan, all amounts paid to employees and executive officers pursuant to the Performance Plan in forthcoming periods, including at the end of 2006, will be fully tax-deductible to Euronet, generating substantial after-tax savings.
General Description of the Performance Plan
      The following description is a summary of the significant provisions of the Performance Plan, including the executive feature. Stockholders may obtain a copy of the Performance Plan for their review upon request to Jeffrey B. Newman, General Counsel, Euronet Worldwide, Inc., 4601 College Boulevard, Leawood, Kansas 66211.
Eligibility
      Only those executive officers who are selected by the Compensation Committee of our Board of Directors are eligible to participate in the Performance Plan.
Modifications
      Our Board of Directors reserves the right to amend or terminate the Performance Plan at any time. However, unless otherwise prohibited by applicable law, any amendment required to conform the Performance Plan to the requirements of Code Section 162(m) may be made by our Compensation Committee. No amendment may increase the maximum award payable under the Performance Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.
Administration
      The Performance Plan must be administered by a committee or subcommittee of our Board of Directors designated by it to administer the Performance Plan that consists of not less than two Directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee of our Board of Directors will administer the Performance Plan.
Tax Law Requiring Stockholder Approval
      Section 162(m) of the Code provides that a publicly-traded company will not be able to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any “covered employee” of the company, subject to certain exemptions. “Covered employees” are essentially the individuals who were, at the end of the fiscal year, our chief executive officer and our four other most highly compensated executive officers, i.e., the officers listed in the Summary Compensation Table in this Proxy Statement. The annual compensation that is counted under Section 162(m) for purposes of the $1 million limit includes, among other things, base salary and cash bonuses. However, various forms of compensation are exempt from Section 162(m)’s general limitation on deductible compensation, including performance-based compensation paid under stockholder-approved plans that meet certain criteria. The Performance Plan meets these criteria.
Performance Measures and Goals
      Payment of compensation to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of an award under the Performance Plan. The performance goals applicable to a performance period must be established in writing by the committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.
      Performance goals shall be based upon one or more of the following business criteria for Euronet as a whole or any of its subsidiaries, operating divisions or other operating units: (i) earnings (either in the aggregate or on a per-share basis); (ii) growth or rate of growth in earnings (either in the aggregate or on a per-share basis); (iii) net income or loss (either in the aggregate or on a per-share basis); (iv) cash flow provided by operations, either in the aggregate or on a per-share basis; (v) growth or rate of growth in cash flow (either in the aggregate or on a per-share basis); (vi) free cash flow (either in the aggregate on a per-share basis); (vii) reductions in expense levels, determined either on a company-wide basis or in respect of any one or more business units; (viii) operating and maintenance cost management and employee productivity; (ix) stockholder returns (including return on assets, investments, equity, or gross sales); (x) return measures (including return on assets, equity, or sales); (xi) growth or rate of growth in return measures (including return on assets, equity, or sales); (xii) share price (including attainment of a specified per-share price during the applicable incentive period; growth measures and total stockholder return or attainment by the shares of a specified price for a specified period of time); (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or (xiv) achievement of business or operational goals such as market share and/or business development; provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.
      Target award levels are approved by the committee and may be a percentage of the executive’s base salary based on organizational responsibilities and market-compilation bonus levels based on industry data. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon a participant’s attainment of personal objectives with respect to any of the foregoing performance goals: negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Measurements of our or a participant’s performance against the performance goals established by the committee shall be objectively determinable and, unless otherwise established by the committee when the incentive goals are established, to the extent they are expressed in standard accounting terms, they shall be determined according to generally accepted accounting principals (“GAAP”) as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date. Individual incentive awards reflect a mix of our and business unit/department performance along with individual discretionary factors; the current actual mix for each executive will be determined based upon his/her role and contribution to the organization.

Determination and Payment of Incentives
      The compensation amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Performance Plan.
      Incentive payments under the Performance Plan may be payable in cash or in an equivalent number of shares of our Common Stock issued pursuant to and under one or more of our stockholder approved stock incentive plans. The maximum amount of incentive compensation payable under the Performance Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period shall be the lesser of 500% of the participant’s base annual salary as in effect as of the last day of such Performance Plan or $4,000,000.
Certification
      Prior to making payments under the Performance Plan, the Compensation Committee must certify in writing that at least one of the pre-established targets for that year was satisfied, and the committee minutes must reflect this certification.
      While the amounts of the quarterly or annual bonuses that may be paid to executives in any one quarter or year cannot be determined, the following table indicates the maximum bonus amounts that would have been payable to each of the top 5 senior executives in 2006 and to all the current Section 16 Insider executives as a group in 2006 under the Performance Plan.

Maximum Potential Payment
Name/Group	Under Performance Plan

Michael J. Brown, Chairman of the Board of Directors and CEO	$2,000,000
Daniel R. Henry, President and Chief Operating Officer	$1,600,000
Rick Weller, Chief Financial Officer	$1,125,000
Jeffrey B. Newman, General Counsel	$1,125,000
Miro Bergman, COO of Prepaid Division	$1,125,000
All Section 16 Insiders as a Group	$9,500,000
Required Votes and Board Recommendations
      Approval of the Performance Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote.
      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4 REGARDING APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN.
PROPOSAL 5
RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM
FOR THE FISCAL YEAR 2006
      We are requesting our stockholders to ratify the selection by our Audit Committee of KPMG as Euronet’s independent registered public accounting firm for fiscal year 2006. KPMG will audit the consolidated financial statements of Euronet and its subsidiaries for 2006, review certain reports we will file with the U.S. Securities and Exchange Commission (“SEC”), perform a review of management’s assessment as of December 31, 2006 of internal controls over financial reporting, issue an attestation report on such assessment, provide our Board and stockholders with certain reports, and provide such other services as our Audit Committee and its Chairperson may determine from time to time.

      KPMG served as our independent registered public accounting firm for 2005, and performed professional services for us as described below in the Audit Matters section. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. Although our Audit Committee has selected KPMG, it nonetheless may, it its discretion, retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interests of Euronet and its stockholders.
Required Votes and Board Recommendations
      Approval of the ratification of KPMG as our independent registered accounting firm for the fiscal year 2006 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote.
      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 5 REGARDING RATIFICATION OF KPMG AS OUR INDEPENDENT ACCOUNTING FIRM FOR THE FISCAL YEAR 2006.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
      The Board held four meetings during 2005. Each director attended at least 75% of the total number of meetings held by the Board (during the period for which he or she was a director) and at least 75% of the total number of meetings held by all Board committees on which he or she served (during the periods for which he or she was a member).
      The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.
Audit Committee
      The Audit Committee of the Board, composed solely of independent Directors, met in person four times in 2005. In addition, the Committee held four telephonic meetings to review our quarterly filings with the SEC and to monitor progress of our review of internal controls and procedures under the Sarbanes-Oxley Act of 2002. The following four Directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Eriberto R. Scocimara and Andrew B. Schmitt. The Audit Committee operates under a written charter adopted by the Board of Directors in November 2003, which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp, under the Corporate Governance menu.
      The Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended and incorporated into the listing standards of the Nasdaq National Market.
      The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.
      The Audit Committee has oversight responsibilities with respect to our financial audit and reporting process, system of internal controls and processes for monitoring compliance with law. The Audit Committee is responsible for retaining, evaluating, and supervising our registered public accountant and for providing an audit committee report for inclusion in our proxy statement. The Audit Committee is also responsible for maintaining open communication among the Audit Committee, management and our outside auditors. However, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and/or the outside auditors.

Compensation Committee
      The Compensation Committee of the Board, met three times in 2005 to determine policies regarding the compensation of our executives and to review and approve the grant of options, restricted stock and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations to the Board with respect to salaries and bonuses payable to our Chief Executive Officer and senior executive officers. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Andrew B. Schmitt and Eriberto R. Scocimara are the current members of the Compensation Committee. The Board of Directors has determined that all the members of the Compensation Committee are independent as defined under the general independence standards of the listing rules of the Nasdaq National Market.
      The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board in September 2002 which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp, under the Corporate Governance menu.
Nominating & Corporate Governance Committee
      The Nominating & Corporate Governance Committee met twice during the year. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Eriberto R. Scocimara and Andrew B. Schmitt are the current members of the Nominating & Corporate Governance Committee. The Board of Directors has determined that all members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing rules of the Nasdaq National Market.
      The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending director candidates for nomination by the Board of Directors. This charter is published on our website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for director nominees and the composition of the Board, and are published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu.
      The Nominating & Corporate Governance Committee evaluates each director in the context of the Board as a whole, with the objective of recommending a director who can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other potential director candidates. In determining whether to recommend a director for re-election, the Nominating & Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
      As general guidelines, members of the Board and potential director candidates for nomination to the Board shall be persons with appropriate educational background and training and who:

•	have personal and professional integrity,

•	act in a thorough and inquisitive manner,

•	are objective,

•	have practical wisdom and mature judgment,

•	have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders,

•	have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment,

•	have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all stockholders,

•	are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials, and

•	are committed to serve on the Board and its committees for an extended period of time.
      In addition, any new directors nominated by the Board (a) who serve as a member of Euronet’s Audit Committee will not be permitted to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions will not be permitted to serve on more than two boards of public companies in addition to the Board, and (c) generally are not permitted to serve on more than four other boards of public companies in addition to the Board. These policies were adopted in November 2003 and the Board determined that they will not be applied to incumbent Directors unless the Board considers that failure to comply is impairing the quality of the Directors’ services on the Board.
      The Board values the contributions of a director whose years of service have given them insight into Euronet and its operations and believes term limits are not necessary. Directors shall not be nominated for election to the Board after their 73rd birthday, although the full Board may nominate director candidates over 73 under special circumstances.
      Director Candidate Recommendations and Nominations By Stockholders. The Nominating & Corporate Governance Committee’s Charter provides that the Nominating & Corporate Governance Committee will consider director candidate recommendations by stockholders. Stockholders should submit any such recommendations for the Nominating & Corporate Governance Committee through the method described under “Stockholder Proposals for the 2007 Annual Meeting” below. In addition, in accordance with Euronet’s Bylaws, any stockholder of record entitled to vote for the election of Directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholders’ Proposals for the 2007 Annual Meeting” below.
Communications With the Board of Directors
      The Board has approved a formal policy for stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific director (c/o the General Counsel) at Euronet Worldwide, Inc., 4601 College Blvd., Suite 300, Leawood, Kansas 66211.
      Upon receipt of a communication for the Board or an individual director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual Directors. Neither the Board nor a specific director is required to respond to stockholder communications and when responding shall do so only in compliance with the Corporate Governance Guidelines.
Director Attendance At Annual Meeting
      Euronet has a policy encouraging its Directors to attend the Annual Meeting of stockholders.

Compensation of Directors
      During 2005, we paid each non-management director a fee of $30,000 with the exception of Ms. Strandjord who received an additional amount of $3,000 for being the Chairman of the Audit Committee. Until the year 2005, in addition to any cash compensation, we granted each non-management Director options to purchase 10,000 shares of Euronet Common Stock (which vest over three years) upon appointment to the Board and options to purchase 10,000 shares of Common Stock each year of service thereafter on the date of each annual meeting, with such options vesting 33 1/3% per year over three years, on each anniversary of the annual meeting with respect to which they were granted. Commencing in 2005, we granted each non-management Director 3,500 shares of restricted Common Stock for each year of service as a Director. The grant made as of the date of this Annual Meeting is compensation for the year May 2005 through May 2006. Such grants will vest, and the restriction on the shares will lapse, 33 1/3% per year on each anniversary of the first Annual Meeting with respect to which it was granted. We also reimburse Directors for out-of-pocket expenses incurred in connection with the Directors’ attendance at all Board and committee meetings, as well as the Annual Meetings of stockholders.
Code of Conduct
      The Board has adopted a Code of Conduct that applies to all of our employees and Directors, including the Chief Executive Officer, the Chief Financial Officer and the Controller (the “Senior Financial Officers”). The Code of Conduct is available on Euronet’s website at http://www.euronetworldwide.com/investor/index.asp, under the Corporate Governance menu. Any amendment to or waiver of the Code of Conduct will be disclosed on a Form 8-K or on our website.
EXECUTIVE COMPENSATION
      The following table sets forth certain information regarding the compensation awarded or paid by us to our Chief Executive Officer and to the four other most highly compensated of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 during the year ended December 31, 2005 (the “Named Executive Officers”) for the periods indicated:

		Annual Compensation						Long-Term Compensation Awards

						Other				Securities
						Annual		Restricted		Underlying	All Other
						Compen-		Stock		Options/	Compensa-
Name and Principal Position	Year	Salary ($)		Bonus ($)		sation ($)		Awards ($)		SARs (#)	tion ($)

Michael J. Brown	2005	$375,000		$450,000	(1)	—		—		—	$7,150	(2)
Chairman and	2004	375,000		—		—		$450,008	(3)	33,750	6,798	(2)
Chief Executive Officer	2003	331,250		150,000	(4)	—		—		—	6,324	(2)
Daniel R. Henry	2005	290,000		348,000	(1)	—		—		—	6,502	(2)
President and	2004	290,000		—		—		347,993	(5)	33,750	6,246	(2)
Chief Operating Officer	2003	261,250		150,000	(4)	—		—		10,000	6,096	(2)
Rick L. Weller	2005	226,100		225,000	(1)	—		—		—	7,150	(2)
Executive Vice President	2004	225,100		—		—		180,000	(6)	22,250	6,798	(2)
and Chief Financial Officer	2003	196,016		100,000	(4)	—		—		50,000	6,528	(2)
Miro I. Bergman	2005	243,333		200,000	(1)	$42,797	(8)	—		—	7,704	(2)
Executive Vice President	2004	210,000		200,000	(7)	100,641	(9)	—		22,250	7,554	(2)
and Chief Operating Officer —	2003	210,627		81,500	(4)	117,446	(10)	—		12,000	7,404	(2)
Prepaid Processing Division
Jeffrey B. Newman	2005	242,057	(11)	180,000	(1)	27,100	(12)	—		—	7,704	(2)
Executive Vice President	2004	247,032	(11)	—		20,410	(12)	180,000	(6)	22,250	7,554	(2)
and General Counsel	2003	251,472	(11)	100,000	(4)	15,000	(12)	—		12,000	1,404	(2)

(1)	Bonus earned for 2005, payable in 2006.

(2)	Life insurance premiums and Company matching contributions under the 401(k) savings plan.

(3)	$450,008 represents the value of an award of 27,473 shares of restricted stock granted on September 15, 2004. The shares were valued for purposes of this table using the closing price for our shares on September 15, 2004, the grant date, which was $16.38. Shares vested on March 15, 2005.

(4)	Bonus earned for 2003, paid in 2004.

(5)	$347,993 represents the value of an award of 21,245 shares of restricted stock granted on September 15, 2004. The shares were valued for purposes of this table using the closing price for our shares on September 15, 2004, the grant date, which was $16.38. Shares vested on March 15, 2005.

(6)	$180,000 represents the value of an award of 10,989 shares of restricted stock granted on September 15, 2004. The shares were valued for purposes of this table using the closing price for our shares on September 15, 2004, the grant date, which was $16.38. Shares vested on March 15, 2005.

(7)	Bonus earned for 2004, paid in 2005.

(8)	Includes $24,797 paid for reimbursement of the difference between 2004 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United states and an $18,000 housing allowance.

(9)	Includes $82,641 paid for reimbursement of the difference between 2003 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United states and an $18,000 housing allowance.

(10)	Includes $99,446 paid for reimbursement of the difference between Mr. Bergman’s 2002 foreign tax and the amount that would have been payable if Mr. Bergman resided in the United States and an $18,000 housing allowance.

(11)	Mr. Newman is resident in Europe, and his base salary is composed of a fixed dollar component and a fixed euro component. The amounts indicated here are the aggregate of both, with the euro component converted into dollars using the exchange rate on December 31, 2005.

(12)	Tuition reimbursement for Mr. Newman’s children.
Option Grants in Last Fiscal Year
      No options were granted to any of our Named Executive Officers during the fiscal year ending December 31, 2005.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth certain information concerning options exercised or exercisable by the Named Executive Officers during the year ended December 31, 2005 and options held by such individuals at December 31, 2005.

					Number of Securities		Value of Unexercised
					Underlying Unexercised		In-The-Money
					Options at		Options at
	Shares				December 31, 2005		December 31, 2005(2)
	Acquired		Value
Name	on Exercise		Realized$(1)		Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Brown	450,000	(3)	$12,190,020	(3)	355,606	67,000	$8,516,495	$587,400
Daniel R. Henry	0		0		191,149	77,000	4,325,128	795,900
Rick L. Weller	0		0		119,450	97,800	2,452,901	1,718,140
Miro I. Bergman	76,071		1,277,437		59,250	77,000	695,098	945,272
Jeffrey B. Newman	67,690		1,050,918		43,540	36,120	965,820	364,225

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

(2)	Market value of underlying securities on December 31, 2005 ($27.80), minus the exercise price of in-the-money options.

(3)	All of the options exercised by Mr. Brown in 2005 were options expiring in 2006 and which were granted in 1996 prior to Euronet’s initial public offering.

Employment Agreements
      Messrs. Brown, Henry, Weller, Newman and Bergman are Named Executive Officers of Euronet and have employment agreements that have substantially the same terms except in respect to the levels of compensation and the provision of certain expatriate benefits to Mr. Bergman. These agreements were entered into in October 2003. The agreements with Mr. Brown, Mr. Henry and Mr. Newman were filed with the SEC on March 15, 2004 as Exhibits 10.1, 10.2 and 10.3 to our annual report for the year ended December 31, 2003 and the agreements with Mr. Bergman and Mr. Weller were filed with the SEC on March 16, 2005 as Exhibits 10.8 and 10.9 to our annual report for the year ended December 31, 2004. The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice and by Euronet with or without cause. They may be terminated by Euronet with cause (as defined in the agreements) upon 14 days notice. Prior to a “change of control,” they may be terminated by Euronet without cause only upon payment of severance payments equal to 24 months’ base salary and maintenance of certain employee benefits during a 24 month severance period, including vesting of stock options.
      In the event of a “change of control,” the term of the agreements become fixed at three years from the date of the change of control and they may be terminated without cause only upon payment to the employee of a lump sum equal to the full amount of base salary that would have been payable during the remaining term of the agreement (or for two years, if the remaining term is less than two years), discounted at a rate of 7.5% per annum. These provisions also apply if the employee resigns for “good reason” following a change of control. “Good reason” includes certain changes in conditions of employment, as a result of which the employee can be considered to have been constructively terminated, including a significant diminution in responsibilities or salary. “Change of control” includes approval by the stockholders of any merger, consolidation or sale of substantially all of our assets, replacement of over 25% of our Directors without the approval of at least 75% of the Directors in office as of the effective date of the employment agreement or of Directors so approved, or the acquisition by any person or group of persons of 40% or more of the voting rights of our outstanding voting securities.
      Each of the agreements includes a restriction on the ability of the executive to compete with Euronet during the severance period following termination.
Benefit Plans
      We provide insurance benefits to our executive officers and other employees, including health, dental, life, short-term and long-term disability insurance subject to certain deductibles, co-payments and insurability by employees where allowed by local law.

Equity Compensation Plan Information
      The table below sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2005.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to Be Issued	Weighted Average	Under Equity
	Upon Exercise	Exercise Price	Compensation Plans
	of Outstanding	of Outstanding	(excluding securities
	Options and Rights	Options and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Stock option awards	3,803,261	$11.91
Restricted share awards	541,539	—

Subtotal-Equity compensation plans approved by security holders	4,344,800	$10.40	69,461
Equity compensation plans not approved by security holders	—	—

Total	4,344,800	$10.40	69,461

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee, which currently consists of five outside directors, administers our executive compensation programs. The Compensation Committee is responsible for establishing policies that govern both annual cash compensation and equity ownership programs.
Overview and Philosophy
      Our executive compensation policies have the following objectives:

•	to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success; and

•	to align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our stock option plans.
      The overall compensation program is also designed to reward a combination of strong individual performance, strong performance by the Company in meeting its long-term strategic goals and stock price appreciation.
      Our compensation package for executives consists of a base salary, certain employee benefits, annual bonuses based on a combination of corporate and individual performance and stock options or grants of restricted stock, which vest over a period of years. The base salary and benefit components are intended to compensate executive officers for day to day activity in accordance with the executive’s employment arrangement with the Company. The annual bonus component is intended to reward executive officers for strong performance. The stock option and restricted grant awards are intended to help align executive officers interests with those of its stockholders.
Determination of Compensation Levels in 2005
      In determining levels of compensation of our CEO and other executives for 2005, the Compensation Committee maintained in place overall policies and targets set in 2003 based upon the recommendations of a report by an independent outside consultant (the “Consultant”) that were reviewed and accepted by the

Compensation Committee in May 2003. There were no significant changes made during 2005 as compared with 2004 in the Compensation Committee’s overall approach to compensation of our executives.
      The Consultant performed a survey of the compensation levels of executives in similar job categories and levels of responsibility in an industry peer group of companies and published surveys of executive compensation. Our CEO and other executives were grouped into four tiers of responsibility and the Consultant determined a compensation range for each tier of responsibility as well as the specific amount of compensation for each executive. As a general matter, the Consultant recommended that compensation levels for Euronet executives should be set at approximately the midpoint of the range of compensation found within the peer group companies for each tier of responsibility.
      The Compensation Committee also considered the actual performance of the Company as compared to anticipated performance, taking into consideration the Company’s strategic plans. Considering the recommendations of the Consultant and considering the performance of the Company, the Committee fixed the various components of compensation for our executives for 2005 as described below.
Base Salary
      During the year 2005, there were no changes made in the base salaries of our CEO or any of our Named Executive Officers, except that the salary of Miro Berman, our COO for the Prepaid Division was increased from $210,000 to $250,000 based on individual performance. The base salaries of our CEO and the other principal executive officers had been increased substantially in mid-2003, and the Committee, based on the conclusions of the Consultant, determined that these revised base salaries were competitive with Euronet’s peer group of companies. Mr. Brown’s base salary for 2005 was $375,000 and Mr. Henry’s was $290,000. For Mr. Brown, this salary is the midpoint of the base salary range recommended by the Consultant and is in the median of competitive practice within Euronet’s peer group of companies. Mr. Henry’s salary is slightly higher than the midpoint range recommended by the Consultant, reflecting his particularly significant contribution over time to the creation and development of Euronet.
Annual Bonus
      In setting annual bonuses, the Committee considers overall company performance and individual performance of the executive concerned. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive against his base salary and other elements of compensation in order to determine whether overall compensation is sufficient to retain highly qualified individuals.
      The Consultant provided recommended ranges of annual bonus that should be paid to Euronet executives based on practices in the peer group of companies. The ranges were expressed as a percentage of base salary, and the actual level of payout in each case is determined based upon achievement of defined personal and overall corporate performance goals. Euronet achieved increases of over 50% in operating income and 61% in earnings per share (excluding discontinued operations, foreign exchange, the gain on the sale of our U.K. ATM network and gain/loss on early debt retirement) for the full year 2005 as compared to the full year 2004, and the Compensation Committee therefore determined that bonuses should be at the top of the ranges suggested by the Consultant. Mr. Brown and Mr. Henry were granted bonuses of 120% of their base salaries. The bonuses paid to Mr. Weller and Mr. Newman were set at $180,000, representing 80% and 75% of their base salaries, respectively. Mr. Bergman was granted a bonus equal to 80% of base salary. These bonuses were paid in cash.
Stock Incentive Programs
      Our stock incentive plans are designed to promote a convergence of long-term interests between our employees and our stockholders and to assist in the retention of employees.
      The initial grant of options to an executive is designed to be competitive with those of comparable companies for the level of job the executive holds and to motivate the executive to contribute to an increase in our stock price over time. We make additional grants periodically to reflect an executive’s ongoing contributions to our success, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.
      Executives realize gains only if the stock price increases over the exercise price of their options and they exercise their options. Under the general terms of our stock option plans, options are to be granted at an option price equal to the fair market value of our Common Stock on the date of grant. The stock options granted to key executives generally vest over a five-year period in order to encourage such individuals to remain with Euronet.
      No options were granted to the Named Executive Officers during 2005. This was principally because the Committee determined that the level of potential equity ownership of our executives under earlier grants, plus the grants of restricted stock in lieu of bonus that were made in September 2004 and vested in March 2005, provided sufficient equity incentive for our executives.
Benefits
      Our employees are entitled to receive medical insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first 6% of participant’s deferrals, provided the participant’s deferral is at least 4% of salary.
      All of our employees are entitled to participate in an Employee Stock Purchase Plans (the “ESPPs”) adopted in 2001 and 2003. These plans, which have been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code, permit employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”
      The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for 2003, 2004 or 2005 for any of the Named Executive Officers, except as described in the Executive Compensation table for Mr. Bergman. Mr. Bergman’s perquisites were higher because they include a $24,797 “tax equalization” payment made in 2005 intended to compensate him for the excess of 2004 Hungarian tax over the U.S. tax Mr. Bergman would have paid if he were resident in the U.S.
Conclusion
      Through our programs, a significant portion of our executive compensation is linked directly to individual and company performance in furtherance of strategic goals, as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to company performance and stockholder return.

Compensation Committee

Thomas A. McDonnell, Chair
Eriberto R. Scocimara
M. Jeannine Strandjord
Andrew B. Schmitt
Dr. Andrzej Olechowski
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Euronet executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee.

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the total cumulative return on the Common Stock from December 31, 2000 through December 31, 2005 with the Center for Research in Security Prices (“CRSP”) Total Returns Index for U.S. companies traded on the Nasdaq Stock Market (the “Market Group”) and an index group of peer companies, the CRSP Total Returns Index for U.S. Nasdaq Financial Stocks (the “Peer Group”). The companies in each of the Market Group and the Peer Group were weighted by market capitalization. Returns are based on monthly changes in price and assume reinvested dividends. These calculations assume the value of an investment in the Common Stock, the Market Group and the Peer Group was $100 on December 29, 2000. Our Common Stock is traded on the Nasdaq National Market under the symbol EEFT.
Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Euronet Worldwide, Inc.
Produced on 03/16/2006 including data to 12/30/2005

	2000	2001	2002	2003	2004	2005

Euronet Worldwide, Inc.	100.0	366.6	152.1	365.3	527.0	563.0

Nasdaq Stock Market	100.0	79.3	54.8	82.0	89.2	91.1

Nasdaq Financial Stocks	100.0	109.8	113.1	153.0	178.6	182.7

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market, capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/29/2000.

AUDIT MATTERS
Report of the Audit Committee
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2005 with management and the independent auditor and discussed the quality of the accounting principles, the reasonableness of judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      The Audit Committee has received from the independent accountants written disclosures and a letter concerning their independence from Euronet, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” These disclosures have been reviewed by the Audit Committee and discussed with the independent accountants. The Audit Committee has considered whether audit-related and non-audit related services provided by the independent auditors to Euronet are compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.
      Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the U.S. Securities and Exchange Commission.

M. Jeannine Strandjord, Chair
Thomas A. McDonnell
Andrew B. Schmitt
Eriberto R. Scocimara
Fees Paid To KPMG LLP
      KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2005. As such, KPMG LLP (a) performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and (b) performed a review of management’s assessment of the effectiveness as of December 31, 2005 of our internal controls over financial reporting.
      Audit Fees. Audit Fees for financial statement audits were $1,031,400 during 2005 and $1,237,072 during 2004. Audit Fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the evaluation of internal controls as required by the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.
      Non-Audit Fees. Non Audit Fees were $96,423 during 2005 and $85,330 during 2004. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC guidance, audit services not required by statute or regulation, audits of pension and other employee benefit plans and the review of information systems and general internal controls unrelated to the audit of the financial statements.
      Tax Fees. Tax Fees were $53,022 during 2005 and $215,563 during 2004. This category includes fees associated with tax audits, tax compliance, tax consulting, both domestic and international tax planning, tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

      There were no fees paid to KPMG LLP other than those described above.
      The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Non-Audit Fees” and “Tax Fees” above is compatible with maintaining the auditors’ independence.
      The Audit Committee has adopted policies that prohibit Euronet from engaging our independent auditor to perform any service that the independent auditor is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.
      The Audit Committee pre-approved all services that KPMG LLC rendered to Euronet for 2005.
OTHER MATTERS
      The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any person or entity who owns more than ten percent of a registered class of our Common Stock or other equity securities to file with the SEC certain reports of ownership and changes in ownership of our securities. We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of copies of reports available to us, during 2005, our Directors, officers and beneficial owners of greater than 10% of our Common Stock complied with all applicable Section 16(a) filing requirements during the year 2005, except that (i) a form 4 relating to a transaction by our former Executive Vice President, Jim Jerome, that occurred on April 27, 2005 was filed on May 3, 2005, and (ii) a form 4 filed relating to a transaction by our Executive Vice President, Jeffrey Newman, that occurred on March 18, 2005, was filed on March 24, 2005.
Stockholder proposals for the 2007 Annual Meeting

Stockholder Proposals
      Proposals of stockholders intended to be presented at the 2007 Annual Meeting scheduled to be held on May 17, 2007, must be received by the Secretary of Euronet at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211 by December 10, 2006 for inclusion in Euronet’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, Euronet will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Nominees
      In order for a stockholder to propose a candidate for director, notice of the nomination must be received by the Secretary of Euronet by December 10, 2006. To be considered, the proposal must include the following information: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of our Common Stock that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of our Common Stock that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

Other Matters
      In order for a stockholder to bring other business before a stockholder meeting, notice must be received by Euronet by December 10, 2006. Such notice must include:

•	the name and address of such stockholder, as they appear on Euronet’s stock transfer books;

•	a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of stock of Euronet beneficially owned by such stockholder;

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•	any material interest of such stockholder in such business.
      In each of the three cases listed above under “Stockholder Proposals,” “Stockholder Nominees,” and “Other Matters,” the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of Euronet, whose address is 4601 College Boulevard, Suite 300, Leawood, Kansas 66211. Any stockholder desiring a copy of Euronet’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws and all amendments were filed as Exhibit 3.2 to our registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), as Exhibit 3(ii) to our quarterly report on Form 10-Q for the fiscal period ended March 31, 1997 (Amendment No. 1) and as Exhibit 3.1 to our report on Form 8-K filed on March 24, 2003 (Amendment No. 2) and are available on the SEC’s website (www.sec.gov).

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary
April 10, 2006

APPENDIX 1
EURONET WORLDWIDE, INC.
2006 STOCK INCENTIVE PLAN

I.	INTRODUCTION
      1.01 Establishment. Euronet Worldwide, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby establishes the Euronet Worldwide, Inc. 2006 Stock Incentive Plan (the “Plan”) for certain current or prospective directors, officers, key employees or outside consultants of the Company and its affiliates.
      1.02 Purpose. The purpose of this Plan is to encourage Participants to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees, non-employee directors and other Participants by providing them with the opportunity to participate in the success and profitability of the Company.
      1.03 Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.

II.	DEFINITIONS
      2.01     The following terms shall have the meanings set forth below.

(a) “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(c) “Affiliate” of the Company means any person, corporation, partnership, association or other business or professional entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(d) “Award” means a grant made under this Plan in any form which may include but is not limited to Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, Stock Appreciation Rights and Performance Units.

(e) “Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Award.

(f) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g) “Board” means the Board of Directors of the Company.

(h) “Bonus Shares” means the Shares granted to a Participant in accordance with Section 10.

(i) “Cause” means, unless otherwise defined in an Award Agreement,

(i) Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii) any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii) Participant’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(iv) Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(j) “Change in Control” means the first to occur of the following events:

(i) Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2.1(j); or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.

(k) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(l) “Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan.

(m) “Company” means Euronet Worldwide, Inc., a Delaware corporation, and any successor thereto.

(n) “Continuing Director” means any person who was a member of the Board as of the Effective Date, and any person who subsequently becomes a member of such Board if such person’s appointment, election or nomination for election to such Board is recommended or approved by a majority of the then Continuing Directors, unless the Continuing Directors designate such person as not a Continuing Director.

(o) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(p) “Covered Employee” means an Employee that meets the definition of “covered employee” under section 162(m)(3) of the Code, or any successor provision thereto.

(q) “Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.

(r) “Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).

(s) “Effective Date” means May 18, 2006, such date being the date this Plan was approved by the Company’s stockholders.

(t) “Eligible Employees” means key employees (including, without limitations, officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(u) “Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company and (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company.

(v) “Fair Market Value” means, as of any date, the value of the Stock determined in good faith, from time to time, by the Committee in its sole discretion and the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such stock from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Stock shall be based upon the last sale before or the first sale after the Grant Date, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Stock as reported in The Wall Street Journal and consistently applied. The determination of Fair Market Value also may be based upon an average selling price during a specified period that is within 30 days before or 30 days after the Grant Date, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs.

(w) “Freestanding SAR” means any SAR that is granted independently of any Option.

(x) “Good Reason” shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 20 days after the Participant provides written notice thereof: (i) the requirement that the Participant’s principal service for the Company be performed more than 30 miles from the Participant’s primary office as of the effective date of a Change in Control, (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant’s base compensation in effect immediately before the Change in Control; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Change in Control, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Change in Control; or (v) a material diminution or reduction, on or after a Change in Control, in the Participant’s responsibilities or authority, including reporting responsibilities in connection with the Participant’s service with the Company.

(y) “Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and such Award Agreement has not expired, been canceled or terminated.

(z) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of section 422 of the Code or any successor provisions thereto.

(aa) “Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.

(bb) “Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

(cc) “Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.

(dd) “Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

(ee) “Option Holder” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Option Holder will not be the same person as the Holder of the Option.

(ff) “Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(gg) “Performance Period” means the period of time as specified by the Committee over which Performance Units are to be earned.

(hh) “Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

(ii) “Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Period.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(kk) “Plan” means the Euronet Worldwide, Inc. 2006 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(ll) “Plan Year” means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of that year.

(mm) “Restricted Stock” means Stock granted under Section 8 that is subject those restrictions set forth therein and the Award Agreement.

(nn) “Restricted Stock Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date.

(oo) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing, or superseding such regulation.

(pp) “SAR” or “Stock Appreciation Right” means an Award, granted either alone or in connection with an Option that is designated as a SAR pursuant to Section 7.

(qq) “SAR Holder” shall have the meaning as set forth in Section 7.2.

(rr) “Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

(ss) “Service Provider” means an Eligible Employee, non-employee director, officer, or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, employee, or outside consultant of the Company or any Subsidiary.

(tt) “Share” means a share of Stock.

(uu) “Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

(vv) “Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(ww) “Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

(xx) “Vested Option” means any Option, or portion thereof, which is fully exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
      2.02 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

III.	PLAN ADMINISTRATION
      3.01 Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).
      3.02 Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a) select the Service Providers to whom Awards may from time to time be granted hereunder;

(b) determine the type or types of Awards to be granted to eligible Service Providers;

(c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d) determine the terms and conditions of any Award;

(e) determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f) determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g) correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(h) accelerate the exercisability of any Option, the vesting of any Restricted Shares or otherwise remove any restriction on any Award such that the Award becomes fully payable;

(i) modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
      3.03 Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to sub-delegate, except that only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
      3.04 Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.	STOCK SUBJECT TO THE PLAN
      4.01 Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of Four Million (4,000,000) Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
      4.02 Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.
      4.03 Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.
      4.04 General Adjustment Rules.

(a) If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b) In the case of any such substitution or adjustment affecting an Option or a SAR (including a Nonqualified Stock Option) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

V.	PARTICIPATION
      5.01 Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may also include Service Providers who, in the Committee’s discretion, are entitled to receive Awards as an inducement to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of such inducement Award in the event that such Service Provider is not retained to perform services for the Company with the period specified therein.
      5.02 Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Stock Options be granted to (i) non-employee directors, (ii) Consultants, (iii) any prospective non-employee director, employee or consultant, or (iv) any person not permitted to receive Incentive Stock Options under the Code.
      5.03 Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.
      5.04 Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

      5.05 Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed Four Hundred Thousand (400,000) Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). The Maximum Annual Participant Award shall include any Bonus Shares that are paid to a Participant in a taxable year pursuant to the achievement of one or more established and objective performance goals under the Company’s Executive Annual Incentive Plan or pursuant to any other Company-sponsored compensation plan or program. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

VI.	STOCK OPTIONS
      6.01 Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.
      6.02 Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Option Holder”), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, or any successor provision, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b) Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option shall not be less than the Fair Market Value of the Stock on the Option’s Grant Date and, provided further, that the incentive stock option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c) Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect. Due to Code section 409A’s treatment of an extension or renewal of an Option as the granting of a new Option, the Committee shall not extend or renew the term of an Option without the consent of the Holder.

(d) Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Option Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, removal from the Board or the Company having terminated such Option Holder’s employment with or without Cause.

(e) Transferability. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f) Exercise, Payments, etc.

(i) Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii) The Option Exercise Price shall be paid by any of the following methods:

1) Cash or Certified bank check;

2) By delivery to the Company of certificates representing the number of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Exercise Price.

In lieu of actually surrendering to the Company the stock certificates representing the number of Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price.

3) For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

4) Any combination of the consideration provided in the foregoing subsections (1), (2) and (3).

(iii) The Company shall not guaranty a third-party loan obtained by a Holder to pay part or the entire Option Exercise Price of the Shares.

(g) Date of Grant. Unless otherwise specifically specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h) Withholding.

a) Nonqualified Stock Options. Each Option Award Agreement covering Nonqualified Stock Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 16.

b) Incentive Stock Options. In the event that an Option Holder makes a disposition (as defined in section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.

(i) Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 14, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Option Holder to previously granted Options without the consent of such Option Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
      6.03 Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.

VII.	STOCK APPRECIATION RIGHTS
      7.01 Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a) Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b) Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.
      7.02 SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.
      7.03 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the per share Option Price per Share of the Incentive Stock Option.
      7.04 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no Freestanding SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.
      7.05 Expiration of SARs. A SAR granted under this Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Committee in its sole discretion. Unless otherwise specifically provided for in the SAR Award Agreement, a Freestanding SAR granted under this Plan shall terminate according to the same rules under which a Nonqualified Stock Option would terminate in the event of a SAR Holder’s termination of employment, death or Disability as provided for in the SAR Award Agreement. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.
      7.06 Payment of SAR Amount. Upon exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.

VIII.	AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      8.01 Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.
      8.02 Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, The Committee may grant a Service Provider Restricted Stock Units, in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.
      8.03 Restrictions. A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including but not limited to, him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.
      8.04 Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.
      8.05 Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a) placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b) requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(c) requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d) inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

      8.06 Termination of Service, Death, Disability, etc. In the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.

IX.	PERFORMANCE SHARES AND PERFORMANCE UNITS
      9.01 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.
      9.02 Amount of Award. The Committee shall establish a maximum amount of a Holder’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.
      9.03 Communication of Award. Written notice of the maximum amount of a Holder’s Award and the Performance Period determined by Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.
      9.04 Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of (i) specified levels of earnings per share from continuing operations, (ii) operating income, (iii) revenues, (iv) gross margin, (v) return on operating assets (whether all assets or designated assets), (vi) return on equity, (vii) economic value added, (viii) stock price appreciation, (ix) total stockholder return (measured in terms of stock price appreciation and dividend growth), (x) net income, (xi) debt reduction, (xii) cost control, or (xiii) such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individual or entities. Achievement of the maximum performance target shall entitle the Holder to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award: provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Holder’s Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.
      9.05 Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulations, or accounting practice, or mergers acquisitions or divestitures.
      9.06 Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Period, subject to such terms and conditions and in such forms as may be prescribed by the Committee. All Awards shall be paid no later than March 15th of the Plan Year following the Plan Year in which the Committee determines that a Participant is entitled to receive the performance award.
      9.07 Termination of Employment. If a Participant ceases to be a Service Provider for any reason other than having been terminated for Cause after the end of a Performance Period yet before receiving payment as provided for in Section 9.6, the Holder (or the Holder’s Beneficiaries) shall be entitled to receive the full amount payable as soon as practicable after such amount has been determined by the Committee. If a Holder ceases to be a Service Provider before the end of a Performance Period by reason of his or her death or Disability, the Performance Period for such Holder for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Holder ceased to be a Service Provider. The amount of an Award payable to a Holder to whom the preceding sentence is applicable shall be paid at the end of the Performance Period and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Period during all of which said Holder was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Period. In the event a Holder is terminated as a Service Provider for Cause, either before the end of the Performance Period or after the end of the Performance Period but prior to the amount of the Award having been paid, the Holder’s participation in the Plan shall cease, all outstanding Awards of Performance Shares or Performance Units to such Participant and any right to receive the payment for any Awards (whether or not any Performance Period has been completed) shall be canceled.

X.	BONUS SHARES
      Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Participant in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The Committee may grant such Bonus Shares in connection with or pursuant to another Company-sponsored compensation plan or program.

XI.	REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION
      Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that (i) the Company undergoes a Change in Control and (ii) a Participant resigns for Good Reason or the Company terminates the Participant’s employment other than for cause, each Option, share of Restricted Stock and/or other Award shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such termination of employment; provided, however, to the extent required by Code section 409A, if the Participant was a “specified employee” as defined under Code section 409A as of the time of such Participant’s separation from service, no share of Restricted Stock or other Award shall become payable until six months and one day from the effective date of such Participant’s separation from service. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. The Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Awards. The Committee may provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

XII.	RIGHTS OF EMPLOYEES; PARTICIPANTS
      12.01 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.
      12.02 Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.
      12.03 Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

XIII.	GENERAL RESTRICTIONS
      13.01 Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.
      13.02 Compliance with Securities Laws.

(a) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b) Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.

      13.03 Stock Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

XIV.	OTHER EMPLOYEE BENEFITS
      The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

XV.	PLAN AMENDMENT, MODIFICATION AND TERMINATION
      15.01 Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.
      15.02 Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      15.03 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.1(i) and Section 15.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

XVI.	WITHHOLDING
      16.01 Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.
      16.02 Withholding with Stock. At the time the Committee grants an Award, it may, in its sole discretion, grant the Holder an election to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares (which have been held by the Participant for more than six (6) months in the case of a transfer of currently owned shares) having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date;

(b) All elections shall be irrevocable; and

(c) If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

XVII.	SECTION 162(m) PROVISIONS
      17.01 Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 17 is applicable to such Award.
      17.02 Performance Goals. If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:

(a) Earnings (either in the aggregate or on a per-Share basis);

(b) Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(c) Net income or loss (either in the aggregate or on a per-Share basis);

(d) Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(e) Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(f) Free cash flow (either in the aggregate on a per-Share basis);

(g) Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

(h) Operating and maintenance cost management and employee productivity;

(i) Stockholder returns (including return on assets, investments, equity, or gross sales);

(j) Return measures (including return on assets, equity, or sales);

(k) Growth or rate of growth in return measures (including return on assets, equity, or sales);

(l) Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(m) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(n) Achievement of business or operational goals such as market share and/or business development;

provided that applicable incentive goals may be applied on a pre-or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in the Company’s Executive Annual Incentive Plan, if any, which has been approved by the Company’s stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, section 162(m) of the Code and the regulations thereunder.
      17.03 Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 11, with respect to any Award that is subject to Section 17, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
      17.04 Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m)(4)(B) of the Code or any successor thereto.
XVIII.     NONEXCLUSIVITY OF THE PLAN
      18.01 Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or non-employee directors generally, or to any class or group of employees, or non-employee directors, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
XIX.     REQUIREMENTS OF LAW
      19.01 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise, or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.
      19.02 Code Section 409A. In the event that any provision of this Plan shall be determined to contravene Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to section 409A or applicable judicial decisions construing section 409A, any such provision shall be void and have no effect. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to section 409A and applicable judicial decisions construing section 409A.
      19.03 Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
      19.04 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary.

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              Euronet Worldwide, Inc.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line

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C 1234567890     J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees as Class III directors.

	For	Withhold
01 — Thomas A. McDonnell	☐	☐
02 — Paul S. Althasen	☐	☐
03 — Daniel R. Henry	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the Company’s Certificate of Incorporation increasing the total number of authorized shares of common stock of the Company, par value $0.02, from 60,000,000 to 90,000,000 shares.	☐	☐	☐	5.	To ratify the appointment of KPMG as independent auditors of the Company for the year ending December 31, 2006.	☐	☐	☐

		For	Against	Abstain
3.	To adopt the Company’s 2006 Stock Incentive Plan.	☐	☐	☐
4.	To adopt the Company’s Executive Annual Incentive Plan.	☐	☐	☐
					Mark here if you plan to attend the Annual Meeting.				☐
D	Authorized signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on the books of the Company. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy — Euronet Worldwide, Inc.

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURONET WORLDWIDE, INC. The undersigned holder of shares of Common Stock of the Company hereby appoints Michael J. Brown, Chairman of the Board and Chief Executive Officer, or failing him, Jeffrey B. Newman, Executive Vice President and General Counsel, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the annual meeting of stockholders of the Company to be held on Thursday, May 18, 2006 at 2:00 p.m. (Central time), at Hilton Garden Inn Overland Park, 5800 College Boulevard, Overland Park, Kansas 66211, USA, and at any adjournments thereof (the “Meeting”), and hereby revokes any proxy previously given by the undersigned. If the proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to the Company.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)